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                                                             Exhibit 99.(a)(vii)

                          LORD ABBETT SECURITIES TRUST

                 AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST

          The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware statutory trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated February 26, 1993 (the "Declaration"), do hereby (i) establish, pursuant to Section 5.3 of the Declaration, a new Series of shares of the Trust to be designated the "Lord Abbett Value Opportunities Fund"; and (ii) establish, pursuant to Section 5.3 of the Declaration, the following classes of the Lord Abbett Value Opportunities
Fund: Class A, Class B, Class C, Class P, and Class Y. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which such series or class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

          This instrument shall constitute an amendment to the Declaration.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of October, 2005.


/s/ Robert S. Dow                                /s/ Julie A. Hill
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Robert S. Dow                                    Julie A. Hill


/s/ E. Thayer Bigelow                            /s/ Franklin W. Hobbs
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E. Thayer Bigelow                                Franklin W. Hobbs


/s/ William H. T. Bush                           /s/ C. Alan MacDonald
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William H. T. Bush                               C. Alan MacDonald


/s/ Robert B. Calhoun, Jr.                       /s/ Thomas J. Neff
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Robert B. Calhoun, Jr.                           Thomas J. Neff